UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2024 annual meeting of stockholders, the Company’s stockholders (1) elected each of the Company’s director nominees listed below for a three-year term; (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; (3) approved on an advisory, non-binding basis, the compensation of the Company’s named executive officers; and (4) approved the Amended and Restated 2019 Equity Incentive Plan:

Proposal No.1 — Election of Directors

Name	Votes For	Withhold	Broker Non-Votes

Robert D. Dixon	39,379,615	6,836,272	6,161,824
William D. Jenkins, Jr.	44,721,612	1,495,068	6,161,824
David A. Ramon	42,680,003	3,533,922	6,161,824
Kathryn V. Roedel	44,503,503	1,718,540	6,161,824

Proposal No.2 — Ratification of the Appointment of Deloitte & Touche, LLP

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,190,812	1,128,533	135,549	0

Proposal No.3 — Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,241,482	2,887,846	163,742	6,161,824

Proposal No.4 — Vote on the Amended and Restated 2019 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,987,566	14,124,988	180,516	6,161,824

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2024		GENERAC HOLDINGS INC.

	By:	/s/ Raj Kanuru
Raj Kanuru
EVP, General Counsel & Secretary

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